UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
March 30, 2016

HF FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-19972	46-0418532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 South Main Avenue Sioux Falls, SD (Address of principal executive offices)	57104 (Zip Code)

(605) 333-7556
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
(e) Compensatory Arrangements of Certain Officers
On March 30, 2016, HF Financial Corp. (the “Company”), acting through its wholly owned subsidiary, Home Federal Bank (the “Bank”), entered into renewal addendums to employment agreements with certain of its named executive officers: Jon M. Gadberry, Brent R. Olthoff and Michael Westberg. The renewals extend the employment terms for all three executives for an additional year. The employment agreements with Messrs. Gadberry, Olthoff and Westberg were previously set to expire on June 30, 2016 and will now continue in effect until June 30, 2017. Aside from extending the employment terms, there were no changes made to the executive employment agreements, and the executives will continue to be compensated pursuant to the previously disclosed employment agreements. For a description of the material terms of the Company’s employment agreements with its named executive officers, please refer to our proxy statement filed with the Securities and Exchange Commission on October 16, 2015.
The description of the renewal addendums between the Bank and the executives are qualified in their entirety by reference to such agreements, which are attached hereto as Exhibits 10.1 through 10.3 and are incorporated by reference herein.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.
(d)    Exhibits:

10.1	Renewal Addendum No. 3 to Employment Agreement between Jon M. Gadberry and Home Federal Bank, dated March 30, 2016.

10.2	Renewal Addendum No. 3 to Employment Agreement between Brent R. Olthoff and Home Federal Bank, dated March 30, 2016.

10.3	Renewal Addendum No. 3 to Employment Agreement between Michael Westberg and Home Federal Bank, dated March 30, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF Financial Corp. (Registrant)
Date: April 5, 2016	By: /s/ Stephen M. Bianchi Stephen M. Bianchi, President and Chief Executive Officer (Duly Authorized Officer)
Date: April 5, 2016	By: /s/ Brent R. Olthoff Brent R. Olthoff, Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)